UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

NUMEREX CORP

(Exact name of issuer as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-22920 (Commission File Number)	11-2948749 (I.R.S. Employer Identification No.)

1600 Parkwood Circle, Suite 200 Atlanta, Georgia (Address of Principle Executive Offices)	30339 (Zip Code)

Registrant’s telephone number, including area code (770) 693-5950

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
EX-99.1 STOCK PURCHASE AGREEMENT DATED 3/28/03
EX-99.2 SECURED PROMISSORY NOTE DATED 3/28/03
EX-99.3 SECURITY AGREEMENT DATED 3/28/03
EX-99.4 LINE OF CREDIT AGREEMENT DATED 3/28/03
EX-99.5 SECURITY AND PLEDGE AGMT DATED 3/28/03
EX-99.6 TERM PROMISSORY NOTE DATED 3/28/03
EX-99.7 GUARANTEE DATED 3/28/03
EX-99.8 PRESS RELEASE ISSUED 3/31/03

Item 5.  Other Events

     On March 28, 2003, Numerex Corp (“the Company”) and BellSouth Personal Communications, LLC (the successor in interest to BellSouth Wireless, Inc.), a wholly-owned subsidiary of Cingular Wireless, LLC (“Cingular”) entered into an agreement pursuant to which the Company purchased Cingular’s approximately 40% interest in Cellemetry LLC (“Cellemetry”), a joint venture between the Company and Cingular. As part of this transaction the Company also acquired from Cingular 625,000 shares of Numerex common stock, representing all of the shares of common stock acquired by Cingular upon conversion of the Company’s Series A Preferred Stock. As part of the transaction Cingular relinquished all board and officer positions held in Cellemetry.

     In consideration for Cingular’s 40% interest in Cellemetry and shares of Numerex common stock, the Company signed a Secured Promissory Note (the “Note”) in the principal amount of five million dollars ($5,000,000). The Note bears interest at the rate of 8.00% per annum and is secured by a first priority lien on all of the assets and the stock or membership interests of the Company and its subsidiaries with the exception of Digilog, Inc. The Note is payable in installments as follows:

Payment Due Date	Installment

December 15, 2003	$1,500,000 plus accrued interest
March 31, 2004	$2,000,000 plus accrued interest
December 15, 2004	$1,500,000 plus accrued interest

     The Company may prepay the Note in minimum increments of $100,000 without premium or penalty. Under the terms of the Note, the Company is required to prepay the Note from the proceeds from asset sales, if any, in excess of $1,500,000.

     Both the Company and Cingular maintain licensing rights to make use of Cellemetry technology and intellectual property as set forth in the Stock Purchase Agreement.

     This summary of the Company’s purchase of Cingular’s interest in Cellemetry is qualified in its entirety by reference to the terms of the Stock Purchase Agreement, Security Agreement and Secured Promissory Note filed herewith as exhibits.

     On March 28, 2003, Digilog Inc. (“Digilog”), a subsidiary of the Company, obtained a $1,000,000 Line of Credit Agreement from Alethea Limited Partnership, a limited partnership affiliated with Stratton J. Nicolaides, Chairman and Chief Executive Officer of the Company and members of his family. The Line of Credit will be available to the Company through Digilog for up to one-year. There are no restrictions on use of the Line of credit. Draws must be in minimum increments of $100,000 and bear interest at 10% per annum. The Line of Credit is secured by a first priority continuing security interest in all of Digilog’s assets and the

Company’s Digilog stock, in favor of Alethea Limited Partnership. The Company also has guaranteed Digilog’s obligations under the Line of Credit.

     This summary of the Line of Credit is qualified in its entirety by reference to the terms of the Line of Credit Agreement, Security and Pledge Agreement, Promissory Note and Guarantee filed herewith as exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

     99.1    The Stock Purchase Agreement dated as of March 28, 2003, by and between Numerex Corp., and BellSouth Personal Communications, LLC (the successor in interest to BellSouth Wireless, Inc.), a wholly-owned subsidiary of Cingular Wireless, LLC (“Cingular”).

     99.2    The Secured Promissory Note dated as of March 28, 2003.

     99.3    The Security Agreement dated as of March 28, 2003.

     99.4    The Line of Credit Agreement dated March 28, 2003, by and between Digilog Inc., and Alethea Limited Partnership.

     99.5    The Security and Pledge Agreement dated as of March 28, 2003.

     99.6    The Term Promissory Note dated as of March 28, 2003.

     99.7    The Guarantee dated as of March 28, 2003.

     99.8    Press Release issued March 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP. (Registrant)

/s/ Stratton J. Nicolaides Chief Executive Officer

Date:  April 11, 2003

Exhibit Index

     99.1    The Stock Purchase Agreement dated as of March 28, 2003, by and between Numerex Corp., and BellSouth Personal Communications, LLC (the successor in interest to BellSouth Wireless, Inc.), a wholly-owned subsidiary of Cingular Wireless, LLC (“Cingular”).

     99.2    The Secured Promissory Note dated as of March 28, 2003.

     99.3    The Security Agreement dated as of March 28, 2003.

     99.4    The Line of Credit Agreement dated March 28 2003, by and between Digilog Inc., and Alethea Limited Partnership.

     99.5    The Security and Pledge Agreement dated as of March 28, 2003.

     99.6    The Term Promissory Note dated as of March 28, 2003.

     99.7    The Guarantee dated as of March 28, 2003.

     99.8    Press Release issued March 31, 2003.